Exhibit 3.250

Exhibit 3.250

Form 207

(revised 5/01)

[Graphics appears here] This space reserved for office use.

Return in Duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

FAX: 5 12/463-5709

Filing Fee: $750 Certificate of

Limited Partnership

Pursuant to

Article 6132a-l

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

Texas San Marcos treatment Center, LP.

The name must contain the words “Limited Partnership,” or “Limited,” or the Abbreviation “LP.,” or Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state . a preliminary check for “name availability” is recommended.

2. Principal office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

or made available is set forth below.

Address: 113 Seaboard Lane, Suite C-100

City

Franklin

State

TN

Zip Code Country

37067 USA

3. Registered Agent and Registered Office (Select and complete either A or B. then complete C.)

[v]A. The initial registered agent is a corporation by the name set forth below:

or National Registered Agents, Inc.

[ ] B. The initial registered agents is an individual resident of the state whose name is set forth below:

First Name

Middle Initial

Last Name

Suffix.

C. The business address of the registered agent and the registered office address is:

Street Address

1614 Sidney Baker Street

City

Kerrville

TX zip Code

78028

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner as is follows:

General Partner 1

Legal Entity: The general partner is a legal entity named:

PSI Texas Hospitals. L.L..C

Individual: The general partner is an individual whose name is set forth below:

First Name

M.I.

Last Name

Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address City State Zip Code

113 Seaboard Ln, Suite C-100 Franklin TN 37067

STREET ADDRESS OF GENERAL PARTNER 1

Street Address City Sate Zip Code

113 Seaboard Ln, Suite C-100 Franklin 37067

General Partner 2

Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2-First Name M.I. Last Name Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address City State Zip Code

STREET ADDRESS OF GENERAL PARTNER 2

Street Address City State Zip Code

5. Supplemental Information

Text Area:

[The attached addendum an incorporated herein by reference.]

Effective date of Filing

x A. This document will become effective when the document is filed by the secretary of state.

OR

Z B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned sign Ms document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name

PSI Texas Hospitals, LLC

Name

Signature of General Partner 1

Signature of General Partner 2

Steven T. Davidson, Vice President of

Psychiatric Solution*, Inc., the sole

member of PSI Texas Hospitals, LLC